SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. )

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Universal Security Instruments, Inc.

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Universal Security Instruments, Inc.

11407 Cronhill Drive, Suite A

Owings Mills, Maryland 21117

Notice of Annual Meeting of Shareholders

to be held OCTOBER 31, 2019

To the Shareholders of Universal Security Instruments, Inc.:

The Annual Meeting of Shareholders of Universal Security Instruments, Inc., a Maryland corporation (the “Company”) will be held at the offices of the Company, 11407 Cronhill Drive, Suite A, Owings Mills, Maryland, on Friday, October 31, 2019 at 7:45 a.m., local time, for the following purposes:

1.	To elect two (2) directors for a three (3) year term ending at the Annual Meeting of Shareholders to be held in 2022 and until their respective successors are duly elected and qualify.

2.	To vote on a non-binding resolution approving the compensation of the executive officers named in the proxy statement.

3.	To cast a non-binding vote on the frequency of shareholder votes on the compensation of the executive officers named in the proxy statement.

4.	To authorize the Board of Directors to accept the auditors selected by the Audit Committee of an outside auditing firm for the fiscal year ending March 31, 2020.

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed September 10, 2019 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be held on October 31, 2019

Pursuant to rules and regulations adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet, allowing us to provide the information shareholders need, while lowering delivery and printing expenses. On or about September 25, 2019, we mailed to our shareholders a notice containing instructions on how our shareholders may access online our 2019 Proxy Statement and 2019 Annual Report to Shareholders. Our Annual Report to Shareholders does not constitute a part of the proxy solicitation material, but provides you with additional information about the Company. These materials are available on the following websites: www.usiannualmeeting.com and www.proxyvote.com.

We invite your attention to each of these documents, and we invite you to attend the Annual Meeting of Shareholders, in person.

By Order of the Board of Directors

James B. Huff
Secretary

Owings Mills, Maryland

September 25, 2019

EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE A PROXY CARD, WHICH IS AVAILABLE TO YOU ONLINE, OR UPON REQUEST, AND RETURN IT PROMPTLY TO US. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON AT THE MEETING.

Universal Security Instruments, Inc.

11407 Cronhill Drive, Suite A

Owings Mills, Maryland 21117

(410) 363-3000

Proxy Statement

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Universal Security Instruments, Inc., a Maryland corporation (the “Company”), in connection with the Annual Meeting of Shareholders to be held on October 31, 2019, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of the meeting. The Board has fixed the close of business on September 10, 2019 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the meeting. On that date, there were outstanding 2,312,887 shares of the Company’s Common Stock par value $.01 per share (the “Shares”).

Pursuant to the e-proxy rules and regulations adopted by the United States Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. On or about September 25, 2019, we mailed to our shareholders a notice (the “E-Proxy Notice”) containing instructions on how to access online our 2019 Proxy Statement, and Annual Report to Shareholders. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting proxy materials included in the E-Proxy Notice. These materials will be available free of charge and will be sent to you within three business days of your request. Our Annual Report to Shareholders does not constitute a part of the proxy solicitation material, but provides you with additional information about the Company.

Each record holder of Shares on the Record Date is entitled to one vote for each Share held on all matters to come before the meeting, including the election of directors. Because most of our shareholders cannot attend the Annual Meeting in person, it is necessary for a large number to be represented by proxy. Shareholders may vote by completing a proxy card and mailing it to us at our address above. Please check the information forwarded by your bank, broker or other holder of record to see what options are available to you. A proxy may be revoked at any time before its exercise by the filing of a written revocation with James B. Huff, Corporate Secretary of the Company, by timely providing a later-dated proxy, or by voting by ballot at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy, and if you are a beneficial owner of shares not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

A quorum for the Annual Meeting consists of a majority of the issued and outstanding Shares present in person or by proxy and entitled to vote. Under Maryland law, unless a corporation’s charter or bylaws provide otherwise, directors are elected by a plurality of all votes cast at a meeting at which a quorum is present, and for all other matters (except for certain extraordinary matters for which Maryland law requires a higher proportion) a majority of the all of the votes cast at a meeting at which a quorum is present is sufficient for approval. The Company’s Bylaws provide that the affirmative vote of the holders of a majority of all of the votes cast at a meeting at which a quorum is present is necessary for the election of directors or for the taking or authorization of any action by the shareholders.

Beneficial Ownership

The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of 5% or more of the Shares outstanding as of the Record Date. For purposes of calculating beneficial ownership, Rule 13d-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires inclusion of Shares that may be acquired within sixty days of the Record Date. Unless otherwise indicated in the footnotes to this table, beneficial ownership of Shares represents sole voting and investment power with respect to those Shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Lenox Financial Services, Inc.	740,645 (1)	32.0%

Kotarba Partners & Co. LLC	121,253 (2)	5.24%

(1)	Represents shares of common stock beneficially owned, based on a Schedule 13G/A filed on June 28, 2016, by Lenox Financial Services, Inc. which lists its address as 322 Alana Drive, New Lenox, Illinois 60451. In such filing, Lenox Financial Services, Inc. indicates that it has sole voting and dispositive power with respect to 14,500 shares of the Company’s common stock, and shared voting and dispositive power with respect to 726,145 shares of the Company’s common stock.

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(2)	Represents shares of common stock beneficially owned, based on a Schedule 13G/A filed on June 24, 2019, by Kotarba Partners & Co. LLC which lists its address as 1827 Broken Bend Drive Westlake, TX 76262. In such filing, Kotarba Partners & Co. LLC indicates that it has sole voting and dispositive power with respect to 121,253 shares of the Company’s common stock.

Election of Directors

The Board currently consists of four directors. The Company’s directors are divided into three classes and are elected for terms of three years each and until their successors are elected and qualify. The independent members of the Board, serving as a nominating committee, have nominated Mr. Cary Luskin and Mr. Ira F. Bormel for election as directors at the 2019 Annual Meeting to serve for a term of three years and until their respective successors are duly elected and qualify. A majority of all of the votes cast at a meeting at which a quorum is present is necessary for the election of directors. Withholding of votes will have the effect of a vote against, and abstentions and broker non-votes with respect to Shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the result of the vote although they will be considered present for purposes of determining the presence of a quorum.

Unless contrary instruction is given, the person named in the proxy solicited by the Board will vote each such proxy for the election of the named nominee. If the nominee is unable to serve, the Shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board may recommend or the Board may reduce the size of the Board to eliminate the vacancy. At this time, the Board does not anticipate that the nominee will be unavailable to serve.

The following table sets forth, for the nominees and each continuing director, his name, age as of the Record Date, the year he first became a director of the Company, the expiration of his current term, and whether such individual has been determined by the Board to be “independent” as defined in Section 803.A. of the NYSE MKT LLC Company Guide. There are no known arrangements or understandings between any director or nominee for director of the Company and any other person pursuant to which such director or nominee has been selected as a director or nominee.

Name	Age	Director Since	Current Term to Expire	Independent
Cary Luskin	61	2002	2019	Yes
Ira F. Bormel	57	2008	2019	Yes
Harvey B. Grossblatt	73	1996	2020	No
Ronald A. Seff, M.D.	70	2002	2021	Yes

Presented below is certain information concerning the nominees and directors continuing in office. Unless otherwise stated, all directors and nominees have held the positions indicated for at least the past five years.

Harvey B. Grossblatt was Chief Financial Officer of the Company from 1983 until August 2004, Secretary and Treasurer of the Company from 1988 until August 2004, Chief Operating Officer of the Company from April 2003 through August 2004, and Chief Executive Officer since August 2004.

Mr. Grossblatt is well qualified to serve as a member of the Board due to his more than a quarter century experience as a member of the Company’s senior management and detailed knowledge of the Company’s operations and home safety products industry.

Ronald A. Seff, M.D. has been in the private practice of ophthalmology since 1977. From 1977 until 1998, Dr. Seff practiced with, and was a senior executive of, a large medical practice with four offices in Maryland.

Dr. Seff is well qualified to serve as a member of the Board due to his extensive practical business experience gained as a senior executive of a large medical practice in which Dr. Seff had responsibility for a wide range of business functions.  Dr. Seff serves on the Audit and Compensation Committees of the Company and has a broad understanding of the Company, its management, and its operations.

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Cary Luskin has been in the retail electronics business since 1978. Since 1998, Mr. Luskin has been President of The Big Screen Store, Inc., a chain of large-screen television retail stores.

Mr. Luskin is well qualified to serve as a member of the Board due to his extensive experience in the retail electronics business and senior executive of a public company.

Ira F. Bormel Since 1999, Mr. Bormel has served as chief financial officer of Berman Enterprises LLC and related companies, a Maryland based owner, developer and manager of office and retail commercial properties. Mr. Bormel is also a former chief financial officer of the Company.

Mr. Bormel is well qualified to serve as a member of the Board due to his experience as chief financial officer of a multi-million dollar business and his familiarity with the Company’s business and industry.

Corporate Governance

Board of Directors. During the fiscal year ended March 31, 2019, the Board convened three times. No incumbent director participated fewer than 75% of the total number of meetings of the Board of the Company held during the year and the total number of meetings held by all committees on which the director served during such year. Board members are expected to attend the Annual Meeting of Shareholders if available, and three incumbent directors attended the 2018 Annual Meeting of Shareholders.

The Board has the following committees, each of which meets at scheduled times:

Audit Committee. The Audit Committee is appointed by the Board to assist the Board in its duty to oversee the Company’s accounting, financial reporting and internal control functions and the audit of the Company’s financial statements. The Committee’s responsibilities include, among others, direct responsibility for hiring, firing, overseeing the work of and determining the compensation for the Company’s independent auditors, who report directly to the Audit Committee. The members of the Audit Committee during the fiscal year ended March 31, 2019 were Mr. Bormel (Chairman), Dr. Seff and Mr. Luskin. None of the Audit Committee members is an employee of the Company and each is independent under existing NYSE MKT and SEC requirements. The Board has examined the SEC’s definition of “audit committee financial expert” and determined that Mr. Bormel satisfies this definition. Accordingly, Mr. Bormel has been designated by the Board as the Company’s audit committee financial expert. During the fiscal year ended March 31, 2019, the Audit Committee met four times. The Board has adopted a written charter for the Audit Committee, which is available on the Company’s website, www.universalsecurity.com, under the “Investor Relations” tab.

Nominations. The independent members of the Company’s Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors, and the Board held one meeting during the 2019 fiscal year in order to make nominations for directors. The Board has not adopted a charter with respect to the nominating committee function. The Board of Directors believes that the interests of the Company’s shareholders are served by relegating the nominations process to the Board members who are independent from management. While the Board will consider nominees recommended by shareholders, it has not actively solicited recommendations from the Company’s shareholders for nominees, nor established any procedures for this purpose. In considering prospective nominees, the Board will consider the prospect’s relevant financial and business experience, the integrity and dedication of the prospect, his independence and other factors the Board deems relevant. The Board of Directors will apply the same criteria to nominees recommended by shareholders as those recommended by the full Board. Nominations for director may be made by shareholders, provided such nominations comply with certain timing and informational requirements set forth in the Company’s Bylaws. See “Other Matters” elsewhere in this Proxy Statement.

Compensation Committee. The Board’s Compensation Committee consists of Mr. Luskin (Chairman), Dr. Seff and Mr. Bormel, none of whom is an employee of the Company and each of whom is independent under existing NYSE MKT and SEC requirements. The Compensation Committee is charged with reviewing and determining the compensation of the Chief Executive Officer and the other executive officers of the Company. The Board has not adopted a charter with respect to the Compensation Committee. The Compensation Committee met one time during the fiscal year ended March 31, 2019.

Director Compensation

During the Company’s fiscal year ended March 31, 2019, Mr. Grossblatt, the Company’s president and chief executive officer, received no additional compensation for serving as a director. For the Company’s fiscal year ended March 31, 2019, each outside director was entitled to a $10,000 annual fee for annual service as a director. Directors’ compensation is payable in cash or Shares (computed at the closing price as reported by the NYSE MKT on the date of the payment).

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The following table summarizes the compensation paid to directors for the fiscal year ended March 31, 2019:

Name (a)	Fees Earned or Paid in Cash (b)	Option Awards (d)	Total (h)
Cary Luskin	$10,000	$0	$10,000
Ronald A. Seff, M.D.	$10,000	$0	$10,000
Ira F. Bormel	$10,000	$0	$10,000

Transactions with Management

Pursuant to its written charter, the Audit Committee of the Board of Directors of the Company reviews and approves all transactions with related persons that are required to be disclosed under applicable regulation. During the fiscal year ended March 31, 2019 and 2018, Company expenses of approximately $1,723,000 and $1,667,000, respectively, were charged to credit cards held by Harvey B. Grossblatt, the Company’s Chief Executive Officer. The Company subsequently reimbursed these charges in full. Mr. Grossblatt received mileage benefits from these charges. The maximum amount outstanding and due to Mr. Grossblatt at any point during the fiscal year ended March 31, 2019 amounted to $168,826 and the amount outstanding at March 31, 2018 was $160,438.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Ethics is posted on the Company’s website, www.universalsecurity.com, under the “Investor Relations” tab.

Communications with the Board

Any shareholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o James B. Huff, the Company’s Secretary, 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117. Any proper communication so received will be processed by the Secretary. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Secretary will (subject to any applicable regulatory requirements) use his judgment to determine whether such communication should be conveyed to the Board or, as appropriate, to the member(s) of the Board named in the communication.

Leadership Structure and Risk Oversight

While the Board believes that there are various structures which can provide successful leadership to the Company, the Company’s Bylaws provide that the Chairman of the Board, if one is elected by the Board, serves as Chief Executive Officer, and if a Chairman is not so elected, the President of the Company serves as Chief Executive Officer. Currently, the Board has not elected a Chairman and, accordingly, the Company’s President is Chief Executive Officer and is also a member of the Board. All other members of the Board are independent. The Company’s independent directors bring experience, oversight and expertise from outside the Company, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the strong emphasis on Board independence provides effective independent oversight of management.

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, management discusses with the Board members strategy and the risks facing the Company. The independent members of the Board provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, meetings of independent directors in executive session.

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Information Regarding Share Ownership of Management

The following table sets forth information with respect to the beneficial ownership of the Shares as of the Record Date by (i) each executive officer of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement, (ii) each current director and each nominee for election as a director and (iii) all directors and executive officers of the Company as a group. For purposes of calculating beneficial ownership, Rule 13d-3 of the Exchange Act requires inclusion of Shares that may be acquired within sixty days of the Record Date. Unless otherwise indicated in the footnotes to this table, beneficial ownership of Shares represents sole voting and investment power with respect to those Shares.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Harvey B. Grossblatt	110,402	4.77%
Cary Luskin	59,423	2.57%
Ronald A. Seff, M.D.	77,469	3.35%
James B. Huff	510	0.02%
Ira F. Bormel	0	--
All directors and executive officers as a group (5 persons)	247,804	10.71%

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers and each person who owns more than 10% of the Company’s Shares, file with the SEC an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Shares. To the Company’s knowledge, based solely upon the review of the copies of such reports furnished to us, all of these reporting persons complied with the Section 16(a) filing requirements applicable to them with respect to transactions during the fiscal year ended March 31, 2019.

Executive Compensation

Introduction

The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during the fiscal year ended March 31, 2019 as well as two of the Company’s most highly compensated employees whose total compensation during the fiscal year exceeded $100,000 (listed in the Summary Compensation Table below), are referred to as the “named executive officers.”

Summary Compensation Table

The following table sets forth information regarding the total compensation paid or earned by the named executive officers as compensation for their services in all capacities during the fiscal years ended March 31, 2019 and 2018.

Name and		Base Salary	Bonus	Stock Awards	Option Awards	All Other Compensation		Total
Principal Position	Year	$	$	$	$	$		$
(a)	(b)	(c)	(d)	(e)	(f)	(i)		(j)
Harvey B. Grossblatt,	2019	353,272	0	0	0	73,133		426,405
President and CEO	2018	352,638	0	0	0	65,368	(1)	418,006
James B. Huff,	2019	122,830	0	0	0	17,878		140,708
Secretary/Treasurer/CFO	2018	121,630	0	0	0	17,696	(2)	139,326
Glenda Anderson,	2019	154,107	0	0	0	17,304		171,411
Sales Manager	2018	125,569	0	0	0	17,304	(3)	142,873
Phillip Haigh	2019	143,280	0	0	0	30,338		173,618
Sales Manager	2018	111,793	0	0	0	30,338	(4)	142,131

_______________________________________________

(1)	All other compensation for Mr. Grossblatt for 2019 and 2018, respectively, includes employer 401(k) contributions of $34,384 and $34,384, medical reimbursement and health insurance premiums of $31,174 and $25,469, group life and disability premiums of $6,723 and $4,663, and auto lease value of $852 and $852.
(2)	All other compensation for Mr. Huff for 2019 and 2018, respectively, includes employer match of 401(k) contributions of $4,865 and $4,865, group life and disability premiums of $5,213 and $5,031, and auto lease value or reimbursement allowance of $7,800 and $7,800.
(3)	All other compensation for Ms. Anderson for 2019 and 2018 respectively, includes employer match of 401(k) contributions of $5,461 and $5461, medical reimbursement and health insurance premiums of $3,636 and $3,636, group life and disability premiums of $2,327 and $2,207, and auto reimbursement allowances of $6,000 and $6,000.
(4)	All other compensation for Mr. Haigh for 2019 and 2018 respectively, includes employer match of 401(k) contributions of $4.089 and $4,089, medical reimbursement and health insurance premiums of $12,600 and $12,150, group life and disability premiums of $2,596 and $3,299, and auto reimbursement allowances of $10,800 and $10,800.

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401(k) Plan

The Company has a defined contribution profit sharing plan covering eligible employees. The Plan is voluntary with respect to participation and is subject to the provisions of ERISA. The plan provides for participant contributions of up to 25% of annual compensation, as defined by the plan. The Company contributes an amount equal to a match of the first three percent (3%) contributed by the employee plus fifty percent (50%) of the next two percent (2%) contributed by the employee with a maximum contribution of four percent (4%). The Company may contribute an additional amount from its profits as authorized by the Board. The Company made no additional contributions in 2019. Participants in the plan are immediately vested in their and the Company’s contributions, plus actual earnings thereon. The Company’s 2019 contributions to the plan on behalf of named executive officers are included in the “All Other Compensation” column in the “Summary Compensation Table” above.

Executive Employment Agreements

The Chief Executive Officer’s compensation is governed largely by his employment agreement with the Company, originally effective April 1, 2002, as amended. The current employment agreement expires on July 31, 2020. The employment agreement currently provides that Mr. Grossblatt’s base annual salary (since April 1, 2007) is $350,000. Additionally, Mr. Grossblatt is entitled to bonus compensation for each fiscal year of the Company in which the Company earned pre-tax net income in such fiscal year in excess of a percentage, pre-determined by the Board, of shareholders’ equity as of the start of the fiscal year (which is 4% for the fiscal years ended March 31 2019 and 2018), as follows: 3% of all (after the 4% threshold) pre-tax net income up to $1 million, 4% of pre-tax net income from $1-$2 million, 5% of pre-tax net income from $2-$3 million, 6% of pre-tax net income from $3-$4 million, 7% of pre-tax net income over $4 million. Mr. Grossblatt is also entitled to life, health and disability insurance benefits, medical reimbursement, automobile allowance, and Company paid retirement plan contributions.

If the Employment Agreement is not renewed by the Company or is terminated by Mr. Grossblatt for good reason, Mr. Grossblatt is entitled to receive his compensation through any balance of the employment term plus a lump sum payment equal to his last 12 months base salary and bonus, health benefits for three years, and an additional lump sum payment payable on each of the first three anniversaries of the termination equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company.

If Mr. Grossblatt’s employment is terminated following or in anticipation of a “change of control” of the Company, Mr. Grossblatt will be entitled to receive a lump sum payment equal to his base salary for the balance of the Employment Agreement’s term and the amount of Mr. Grossblatt’s last bonus plus three times Mr. Grossblatt’s last 12 months base salary and bonus. In addition, Mr. Grossblatt is entitled to receive health benefits for three years, and an additional lump sum payment payable on the anniversary of the termination equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company. Furthermore, Mr. Grossblatt will receive an amount equal to three times his base salary for the last 12 months and the amount of his last bonus, limited to 2.99 times Mr. Grossblatt’s average annual taxable compensation from the Company which is included in his gross income for the five taxable years of the Company ending before the date on which the change of control occurs.

If the Employment Agreement is terminated by the Company due to Mr. Grossblatt’s death, Mr. Grossblatt’s estate is entitled to receive a lump sum payment equal to his base salary for the greater of the balance of the Employment Agreement’s term or one year, reduced by any individual life insurance benefits the premiums for which are paid for by the Company, plus the amount of his last bonus and the amount of the Company’s last 401(k) plan contribution made on behalf of Mr. Grossblatt. In addition, Mr. Grossblatt’s estate is entitled to the health insurance and medical reimbursement benefits for the longer of the balance of the term or three years following the date of death, or the cash equivalent thereof.

If the Employment Agreement is terminated by the Company due to Mr. Grossblatt’s disability, Mr. Grossblatt is entitled to the continuation of the payment of his base salary for the balance of the term, reduced by any group or individual disability income insurance benefits the premiums for which are paid for by the Company and Social Security disability benefits paid to Mr. Grossblatt. In addition, Mr. Grossblatt is entitled to the health insurance and medical reimbursement benefits and a payment equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company, for the longer of the balance of the term or three years following the date of disability, or the cash equivalent thereof.

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The Employment Agreement generally prohibits Mr. Grossblatt from competing with the Company during the term and during any subsequent period during which he receives compensation from the Company.

Potential Payments upon Termination or Change in Control

The table below shows the estimated incremental value transfer to Harvey B. Grossblatt, the only named executive officer who is contractually entitled to compensation upon termination or a change in control, under various scenarios relating to a termination of employment. Please refer to the discussion titled “Executive Employment Agreements”, above, in this Executive Compensation Section for a description of the circumstances that would trigger payments and benefits upon termination or a change in control. The tables below assume that such termination occurred on March 31, 2019, the last day of the Company’s 2019 fiscal year. The Company’s stock price on the last business day of its 2019 fiscal year was $1.34. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any other benefits that are available to employees generally.

	Non Renewal		Resignation for Good Reason		Termination Following Change in Control (1)		Death		Disability
Severance	$471,000	(2)	$471,000	(2)	$1,058,000	(5)	$353,000 minus benefits		$353,000 minus benefits
Health Benefits	$85,000	(3)	$85,000	(3)	$85,000	(3)	$85,000	(7)	$85,000
401(k) Contribution	$72,000	(4)	$72,000	(4)	$72,000	(4)	$72,000	(4)	$72,000	(4)
Tax gross up	--		$165,000		$325,000		--		--

_________________________________________________

(1)	Limited to 2.99 times Mr. Grossblatt’s average annual taxable compensation from the Company which is included in his gross income for the five taxable years of the Company ending before the date on which the change of control occurs.
(2)	Lump sum payment equal to Mr. Grossblatt’s last 12 months base salary and bonus.
(3)	The aggregate of the health benefits for the first three years following the termination.
(4)	The aggregate of the respective annual lump sum payments, payable on each of the first three anniversaries of the termination, equal to the 401(k) plan contribution the Company would have made on behalf of the Company had Mr. Grossblatt remained employed by the Company.
(5)	Lump sum payment equal to Mr. Grossblatt’s annual base salary for the balance of the employment period and last bonus, plus three times Mr. Grossblatt’s last 12 months base salary and bonus.
(6)	Mr. Grossblatt’s estate is entitled to receive a lump sum payment equal to his base salary for the greater of the balance of the employment term or one year, reduced by any individual life insurance benefits the premiums for which are paid for by the Company, plus the amount of his last bonus and the amount of the Company’s last 401(k) plan contribution made on his behalf.
(7)	Mr. Grossblatt’s estate is entitled to the health insurance and medical reimbursement benefits for the longer of the balance of the employment term or three years following the date of death, or the cash equivalent thereof.
(8)	Mr. Grossblatt is entitled to the continuation of the payment of his base salary for the balance of the term, reduced by any group or individual disability income insurance benefits the premiums for which are paid for by the Company.
(9)	Mr. Grossblatt is entitled to the health insurance and medical reimbursement benefits for the longer of the balance of the term or three years following the date of disability, or the cash equivalent thereof.
(10)	Mr. Grossblatt is entitled to a payment equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company, for the longer of the balance of the term or three years following the date of disability, or the cash equivalent thereof.

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Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the annual audited financial statements of the Company and its subsidiaries. The Audit Committee has discussed with Marcum LLP, the independent auditors for the Company for the fiscal year ended March 31, 2019, the matters required to be discussed by Statement on Auditing Standards 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Rule 3526, Communication with Audit Committees Concerning Independence, as adopted by the Public Company Accounting Oversight Board and has discussed with the independent auditors the independent auditors’ independence.

Based on the foregoing review and discussions, the Board approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 for filing with the Securities and Exchange Commission.

The Audit Committee Ira F. Bormel, Chairman Ronald A. Seff, M.D. Cary Luskin

Advisory Vote on Named Executive Officer Compensation

Regulation 14A under the Exchange Act was revised following the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and requires that the Company seek an advisory, non-binding shareholder vote on the compensation of its named executive officers as disclosed in this Proxy Statement. The Company’s shareholders voted to hold the advisory vote on executive officer compensation each year, and the Board determined to hold the advisory votes in accordance with the expressed wishes of the shareholders. Accordingly, as required by the Exchange Act and the rules promulgated by the SEC, the Company is providing its shareholders with the opportunity to cast an advisory, non-binding vote on the compensation of the named executive officers, as disclosed in this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers, as disclosed in the compensation tables and related material in the Proxy Statement distributed in connection with this Meeting.”

The Compensation Committee and the Board believe that the Company’s compensation policies and procedures align with the long-term success of the Company and the interests of the shareholders.

Because the vote on this Proposal is advisory, it will not be binding on the Board and may not be construed as overruling a decision by the Board nor to create or imply any additional fiduciary duty by the Board. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

This matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. The affirmative vote of holders of a majority of the all of the votes cast at a meeting at which a quorum is present is needed to approve the proposal. Consequently, abstentions and broker non-votes with respect to shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the result of the vote although they will be considered present for purposes of determining the presence of a quorum.

The Board of Directors recommends a vote FOR approval of the compensation of the named executive officers.

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Advisory Vote on the Frequency of Holding Future Advisory Votes on Named Executive Officer Compensation

The Dodd-Frank Act and related SEC rules also require that the Company seek an advisory, non-binding shareholder vote on whether shareholders would prefer “say-on-pay” advisory votes of the type described in the above Proposal every year, every two years, or every three years. The voting instructions allow shareholders to choose the desired frequency.

This proposal, sometimes referred to as a “say-on-frequency” proposal, is the expression of the shareholders’ expression of how often they would like to be consulted for the non-binding vote on executive compensation. Shareholders will have the opportunity to vote for the following options for this proposal:  one year, two years, three years, or abstain.

As with the above Proposal, your vote is advisory and it will not be binding on the Company. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering the frequency of future shareholder advisory votes on executive compensation.

The Board and the Compensation Committee value the input of shareholders on the Company’s compensation practices.   However, they also believe that a three year cycle would give shareholders, management and the Compensation Committee time to evaluate the effectiveness of executive compensation on long-term company performance.  A three-year cycle would also provide the Committee sufficient time to thoughtfully respond to shareholders’ input, and to implement any appropriate changes to our executive compensation program and to evaluate the results of such changes before the next shareholder advisory vote. Therefore, after careful consideration, the Board and Compensation Committee believe that a three year review of executive officer compensation is in the best interest of the shareholders and the Company.

On this Proposal, shareholders are not voting to approve or disapprove the Board’s recommendation; rather shareholders are requested to select a one year, two year, or three year frequency. The option that receives the highest number of votes cast by shareholders will be deemed the preferred frequency for the advisory vote on the approval of compensation for the named executive officers. Consequently, abstentions and broker non-votes with respect to shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the result of the vote.

The Board of Directors recommends a vote FOR approval of shareholder advisory votes on executive compensation once every three years.

Authorization for Appointment of Auditors

Selection of Auditors

On October 10, 2018 the Audit Committee of the Board of Directors retained Marcum LLP as the Company’s independent public accountants for the fiscal year ended March 31, 2019. In addition Marcum LLP is expected to be retained as the Company’s independent auditors for the fiscal year ended March 31, 2020. Representatives of Marcum LLP are not expected to be present at the meeting.

During the fiscal years ended March 31, 2019 and March 31, 2018, and the subsequent period through July 15, 2019, there were no disagreements (as defined in Item 304(a)(1)(iv) of regulation S-K and the related instructions to Item 304 of Regulation S-K) with Marcum LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Marcum LLP’s satisfaction, would have caused Marcum LLP to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for such years.

During the fiscal years ended March 31, 2019 and March 31, 2018, and the subsequent period through July 15, 2019, there were no reportable events (as defined in Item 304(a)(1)(v) of regulation S-K), other than the material weaknesses reported in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with respect to such periods.

Board Recommendation

The affirmative vote of holders of a majority of the all of the votes cast at a meeting at which a quorum is present is needed to approve the proposal. Consequently, abstentions and broker non-votes with respect to Shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the result of the vote although they will be considered present for purposes of determining the presence of a quorum.

The Board of Directors recommends a vote FOR the proposal to authorize the Board to accept the selection of the Audit Committee of an outside auditing firm for the ensuing year.

Disclosure of Independent Auditor Fees

The following is a description of the fees billed to the Company by Marcum LLP (the “Auditor”) during the fiscal year ended March 31, 2019 and 2018:

Audit Fees. Audit fees include fees paid by the Company to the Auditor in connection with the annual audit of the Company’s consolidated financial statements, and review of the Company’s interim financial statements. Audit fees also include fees for services performed by the Auditor that are closely related to the audit and in many cases could only be provided by the Auditor. Such services include consents related to Securities and Exchange Commission and other regulatory filings. The aggregate fees for audit services rendered to the Company for the years ended March 31, 2019 and 2018 totaled $266,225 and $281,500, respectively.

Audit Related Fees. Audit related services include due diligence services related to accounting consultations, internal control reviews and employee benefit plan audits. There were no audit related services provided in the fiscal years ended March 31, 2019 and 2018.

Tax Fees. Tax fees include corporate tax compliance, advisory and planning services. There were no tax related services provided in fiscal years ended March 31, 2019 and 2018.

All Other Fees. There were no other fees for services provided in the fiscal years ended March 31, 2019 and 2018.

Approval of Independent Auditor Services and Fees

The Company’s Audit Committee reviews all fees charged by the Company’s independent auditors, and actively monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by the Company’s independent auditors and fees charged.

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Other Matters

The Board is not aware of any other matter which may be presented for action at the 2019 Annual Meeting of Shareholders, but should any other matter requiring a vote of the shareholders arise at the 2019 Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy.

The cost of soliciting proxies will be borne by the Company. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. Officers and directors may also solicit proxies.

As a matter of policy, the Company will accord confidentiality to the votes of individual shareholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company and will determine whether or not a quorum is present. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will not be considered as present and entitled to vote with respect to that matter.

Any shareholder desiring to present a proposal at the 2020 Annual Meeting of Shareholders and wishing to have that proposal included in the proxy statement for that meeting must submit the same in writing to the Secretary of the Company at 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117, in time to be received by May 28, 2020. In addition, if a shareholder desires to bring business (including director nominations) before the 2020 Annual Meeting of Shareholders that is not the subject of a proposal timely submitted for inclusion in the Company’s Proxy Statement, written notice of such business, as currently prescribed in the Company’s Bylaws, must be received by the Company’s Secretary between April 28, 2020 and May 28, 2020. For additional requirements, a shareholder should refer to Article I, Section 8 of the Company’s Bylaws, “Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals,” a copy of which may be obtained from the Company’s Secretary or from the Company’s SEC filings. If the Company does not receive timely notice pursuant to the Bylaws, the nomination or proposal will be excluded from consideration at the meeting.

The persons designated by the Company to vote proxies given by shareholders in connection with the Company’s 2020 Annual Meeting of Shareholders will not exercise any discretionary voting authority granted in such proxies on any matter not disclosed in the Company’s 2020 proxy statement with respect to which the Company has received written notice no later than August 11, 2020 that a shareholder (i) intends to present such matter at the 2020 Annual Meeting, and (ii) intends to and does distribute a proxy statement and proxy card to holders of such percentage of the Shares required to approve the matter. If a shareholder fails to provide evidence that the necessary steps have been taken to complete a proxy solicitation on such matter, the Company may exercise its discretionary voting authority if it discloses in its 2020 proxy statement the nature of the proposal and how it intends to exercise its discretionary voting authority.

Shareholders who do not plan to attend the Annual Meeting are urged to vote by telephone or to complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

By Order of the Board of Directors

James B. Huff
Secretary

Owings Mills, Maryland

September 25, 2019

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THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2019, TO EACH SHAREHOLDER WHO FORWARDS A WRITTEN REQUEST TO THE SECRETARY, UNIVERSAL SECURITY INSTRUMENTS, INC., 11407 CRONHILL DRIVE, SUITE A, OWINGS MILLS, MARYLAND 21117.

To the extent the rules and regulations adopted by the SEC state that certain information included in this Proxy Statement is not deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, such information shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act.

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2019 VOTING PROXY

UNIVERSAL SECURITY INSTRUMENTS, INC.

11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117

This Proxy is Solicited on Behalf of the Board of Directors of Universal Security Instruments, Inc. The undersigned hereby appoints Harvey B. Grossblatt as proxy, with the power of substitution, to vote as designated below all of the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of the Company, 11407 Cronhill Drive, Suite A, Owings Mills, Maryland, on Thursday, October 31, 2019 at 7:45 a.m., prevailing local time, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting, with all powers possessed by the undersigned if personally present at the meeting.

	FOR	VOTE WITHHELD	FOR ALL EXCEPT
1. To elect as director the nominee listed below:
Cary Luskin	☐	☐	☐

Ira F. Bormel	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), check or mark the box above “For all nominees listed below” and strike a line through the name of the nominee(s) above in respect of whom authority is to be withheld.

The Board of Directors recommends a vote “FOR” the election of the nominees listed above.

	FOR	AGAINST	ABSTAIN
2. A non-binding resolution to approve the compensation of the named executive officers	☐	☐	☐

The Board of Directors recommends a vote “FOR” the resolution to approve the compensation of the named executive officers.

	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
3. A non-binding advisory vote on the frequency of shareholder votes on executive compensation	☐	☐	☐	☐

The Board of Directors recommends a vote for every “THREE YEARS” as the preferred frequency for the advisory vote on the approval of executive compensation.

	FOR	AGAINST	ABSTAIN
4. To authorize the Board of Directors to accept the auditors selected by the Audit Committee for the 2020 fiscal year	☐	☐	☐

The Board of Directors recommends a vote for every “FOR” the authorization to select the auditors.

5. In his/their discretion, the proxy/proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholders. If no direction is made, this proxy will be voted in favor of all nominees and in the discretion of the proxy or proxies upon any other business which properly comes before the meeting.

Please sign exactly as your name appears on the Notice Regarding Availability of Proxy Materials you previously received by mail. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THE CARD TO US AT THE ADDRESS SPECIFIED BELOW.

DATED:	, 2019	PRINT CONTROL NUMBER, NAME AND ADDRESS
(as shown on the Notice Regarding Availability of
Signature		Proxy Materials you previously received by mail).

DATED:	, 2019

Signature

To vote by proxy, mark, sign and date this 2019 Voting Proxy and return it to us at:
Corporate Secretary
Universal Security Instruments, Inc.
11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.usiannualmeeting.com and www.proxyvote.com

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on October 31, 2019 UNIVERSAL SECURITY INSTRUMENTS, INC. Meeting Information Meeting Type: Annual Meeting For holders as of: September 10, 2019 Date: October 31, 2019 Time: 7:45 AM EDT Location: 11407A Cronhill Drive, Suite A, Owings Mills ,Maryland, 21117 BROKER LOGO HERE Return Address Line 1 Return Address Line 2 Return Address Line 3 51 MERCEDES WAY EDGEWOOD NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. BARCODE Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence #

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: 1. Form 10-K 2. Shareholder Letter 3. Notice & Proxy Statement How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before October 17, 2019 to facilitate timely delivery. How To Vote Please Choose One of the Following Voting Methods Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. Internal Use Only

Voting items The Board of Directors recommends that you vote FOR the following: 1. To elect as director the nominee listed below Nominees01 CARY LUSKIN 02 IRA F. BORMEL The Board of Directors recommends you vote FOR the following proposal(s): 2 To cast a non-binding vote on the frequency of shareholder votes on the compensation of the executive officers named in the proxy. 3 A non-binding resolution to approve the compensation of the named executive officers 4 To authorize the Board of Directors to accept the auditors selected by the Audit Committee for the 2019 fiscal year NOTE: In his/their discretion, the proxy/proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments or postponements thereof. BARCODE Broadridge Internal Use Only xxxxxxxxxx xxxxxxxxxx Cusip Job # Envelope #

Sequence # # of # Sequence # 0000 0000 0000 0000

Reserved for Broadridge Internal Control Information Voting Instructions THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE Broadridge Internal Use Only THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE Job # Envelope # Sequence # of # Sequence #